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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: July 28, 1999


                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



              California               File No. 0-19231         68-0166366
   (State or other jurisdiction of  (Commission File Number)   (IRS Employer)
    Incorporated or organization)                            Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California           95404-4905
         (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800





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Item 5.  Other Events

Press releases for the following (article attached):

      Redwood Empire Bancorp reports second quarter 1999 financial results and promotion announcement of James E. Beckwith to Chief Operating Officer.











                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            7/28/99
Date:  ___________________             REDWOOD EMPIRE BANCORP
                                            (Registrant)



                                       By:  /s/ James E. Beckwith
                                            ---------------------
                                            James E. Beckwith
                                            Executive Vice President and
                                            Chief Operating Officer


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                             FOR:                REDWOOD EMPIRE BANCORP

                             APPROVED BY:        James E. Beckwith
                                                 Executive Vice President and
                                                 Chief Operating Officer
                                                 (707) 522-5215
For Immediate Release


           REDWOOD EMPIRE BANCORP REPORTS 1999 SECOND QUARTER RESULTS
                     BECKWITH NAMED CHIEF OPERATING OFFICER

SANTA ROSA, Calif. (July 28, 1999) --Redwood Empire Bancorp (Nasdaq: REBC) today reported second quarter 1999 net income of $1,218,000, or $0.35 per diluted share. This compares with net income of $1,211,000, or $0.35 per diluted share for the second quarter one year ago. Return on equity was 12.21% in the second quarter, compared with 13.84% one year ago. For the six months ended June 30, 1999, net income, after extraordinary charge of $276,000 or $0.08 per diluted share, was $2,236,000 or $0.64 per diluted share. This compares with net income of $2,318,000 or $0.67 per diluted share for the first six months of 1998.
         "While our Core Bank and Merchant Bankcard strategic business units exceeded expectations, poor performance of the Company's Mortgage Banking and Mortgage Brokerage units compromised the Company's nine quarters of earnings growth momentum," noted Tom Whitaker, Chairman of Redwood Empire Bancorp. "The Board of Directors of Redwood Empire Bancorp is currently reviewing strategic options of its Mortgage Banking and Mortgage Brokerage units in order to improve overall Company performance," Whitaker added.
         James E. Beckwith, 41, currently the Company's chief financial officer, has been promoted to chief operating officer and will be responsible for the finance, credit administration, marketing, human resources, and operational functions of the Company. "We are pleased to announce this promotion. Mr. Beckwith will focus on improving the operational efficiency of the Company and growing earning assets," said Whitaker.
         Net interest income was $5,089,000 in the second quarter; compared to $4,614,000 for the same period in 1998 which represents a 10.3% increase. The increase in net interest income is attributable to both an increase in earning assets and an improvement in the net interest margin. Earnings assets increased $18.5 million while the net interest margin increased from 4.90% to 5.15%. The loan loss provision was $200,000 for the quarter, versus $510,000 in the same period last year. 1999 second quarter net charge-offs were $440,000, or .64% of average portfolio loans. Non-performing assets at June 30, 1999 were $9,190,000 or 2.12% of total assets, as compared to non-performing assets of $8,911,000 or 2.12% of total assets, as of December 31, 1998 and $9,720,000 or 2.24% of total assets as of March 31, 1999.


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     "We have made an ongoing commitment to reduce our non-performing assets and view resolution of this issue as integral to our long term success," continued Whitaker. As of June 30, 1999, loans past due 90 days and non-accrual loans amounted to $5,608,000, restructured loans totaled $1,029,000 and other real estate owned and other assets owned equaled $2,553,000 of which $1,158,000 was guaranteed by the S.B.A. Subsequent to June 30, 1999 three loans which were past due 90 days or non-accrual totaling $1,795,000, paid off. In addition, one OREO property carrried at $264,000 was sold.
     Second quarter non-interest expenses of $5,768,000 decreased $540,000, or 9% from the same quarter one-year ago. Non-interest income declined $1,334,000 or 32% from the same quarter one year ago. Mortgage brokerage and mortgage income declined $1,521,000 from the same quarter in the prior year while other forms of non-interest income increased $187,000.
     Total  assets  were  $432 million  at quarter-end.  Common  book  value per
share was  $11.81.   The  Company's  Tier 1 capital to average  assets ratio was
9.10% as of June 30, 1999.
     Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.
     The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by
forward-looking  statements.   These  risks  are  described   in  the  Company's
Securities and Exchange Commission filings.



                               (Tables to follow)


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


                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

       (Dollars in thousands except for earnings per share and share data)

                                                    Three Months Ended           Six Months Ended
                                                 June 30          June 30           June 30          June 30
                                                   1999             1998             1999             1998

Interest income                                       $7,998          $8,223           $15,741          $16,529
Interest expense                                       2,909           3,609             5,825            7,341
Net interest income                                    5,089           4,614             9,916            9,188
Provision for loan losses                                200             510               500            1,020
Net interest income after loan loss                    4,889           4,104             9,416            8,168
provision
Other income                                           2,791           4,125             6,177            7,452
Other expense                                          5,768           6,308            11,578           11,957
Income before taxes                                    1,912           1,921             4,015            3,663
Income tax expense                                       694             710             1,503            1,345
Income before extraordinary item                       1,218           1,211             2,512            2,318
Extraordinary item, net of tax                                                             276
                                                           -               -                                  -
Net income                                                                               2,236            2,318
                                                       1,218           1,211
Preferred dividends                                                                                         112
                                                           -               -
Net income available for common                       $1,218          $1,211            $2,236           $2,206

Income per share before extraordinary item:
  Basic                                                 $.36            $.39              $.74             $.74
  Weighted average shares-basic                    3,395,000       3,141,000         3,383,000        2,967,000

Income per share before extraordinary item:
  Diluted                                               $.35            $.35              $.72             $.67
  Weighted average shares-diluted                  3,509,000       3,463,000         3,485,000        3,454,000

Basic earnings per share:
  Net income                                            $.36            $.39              $.66             $.74
  Weighted average shares                          3,395,000       3,141,000         3,383,000        2,967,000

Diluted earnings per share:
  Net income                                            $.35            $.35              $.64             $.67
  Weighted average shares                          3,509,000       3,463,000         3,485,000        3,454,000

Selected Ratios
Return on Average Total Equity                       12.21 %         13.84 %           12.72 %          13.49 %
Return on Average Assets                              1.12 %          1.14 %            1.17 %           1.09 %



                           Selected Balance Sheet Data
                                 (In Thousands)

                                                    June 30         June 30
                                                      1999           1998
Total Loans, including Mortgage Loans
    Held for Sale                                   $324,862        $290,669

Allowance for Loan Loss                                8,001           7,930
Total Assets                                         431,866         431,214
Total Deposits                                       366,562         373,569
Equity Capital                                        40,266          35,804

